UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 13, 2012
_____________________
PMC-Sierra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 239-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 13, 2012, PMC-Sierra, Inc. (the “Company”) issued a press release announcing that the Audit Committee of its Board of Directors has approved a share repurchase program pursuant to which the Company may repurchase up to $275 million of its common stock.  In connection with the repurchase program, the Company may adopt one or more plans pursuant to the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934.  Share repurchases under the program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, or by any combination of such methods.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of PMC-Sierra, Inc., dated March 13, 2012, announcing approval of a share repurchase plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC. (Registrant)

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President and General Counsel

Date:  March 13, 2012